Exhibit (s)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Peter Davidson and David Hearth, and each of them, his true and lawful attorney-in-fact as agent with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all registration statements applicable to TCW Private Asset Income Fund and any amendment or supplement thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Patrick C. Haden	/s/ Robert G. Rooney
Patrick C. Haden	Robert G. Rooney
September 9, 2024	September 9, 2024

/s/ Martin Luther King III	/s/ Michael Swell
Martin Luther King III	Michael Swell
September 9, 2024	September 9, 2024

/s/ Peter McMillan	/s/ Andrew Tarica
Peter McMillan	Andrew Tarica
September 9, 2024	September 9, 2024

/s/ Patrick Moore
Patrick Moore
September 9, 2024

/s/ Victoria B. Rogers
Victoria B. Rogers
September 9, 2024